UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

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THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2015, The Hanover Insurance Group, Inc. (“The Hanover”) announced that David B. Greenfield, Executive Vice President and Chief Financial Officer, passed away over the weekend, following a health event late last week.

On October 19, 2015, The Hanover’s board of directors appointed Frederick H. Eppinger, The Hanover’s President and Chief Executive Officer, to serve as acting Chief Financial Officer (Principal Financial Officer) and Warren E. Barnes, The Hanover’s Vice President and Corporate Controller, to serve as acting Principal Accounting Officer.

Mr. Eppinger, 56, has been Director, President and Chief Executive Officer of The Hanover since joining the company in 2003. Before joining The Hanover, Mr. Eppinger was Executive Vice President of Property and Casualty Field and Service Operations for The Hartford Financial Services Group, Inc. Prior to that, he was Senior Vice President of Strategic Marketing from 2000 to 2001 for ChannelPoint, Inc., a firm that provided business-to-business technology for insurance and financial service companies, and was a senior partner at the international consulting firm of McKinsey & Company. Mr. Eppinger led the insurance practice at McKinsey, where he worked closely with chief executive officers of many leading insurers over a period of 15 years, beginning in 1985. Mr. Eppinger began his career as an accountant with the firm then known as Coopers & Lybrand. He is a director of Centene Corporation, a publicly traded, multi-line healthcare company.

Mr. Barnes, 54, joined The Hanover in 1993 and has been Vice President and Corporate Controller since 1997. Prior to joining The Hanover, Mr. Barnes was an accountant with the firm then known as Price Waterhouse from 1985 to 1993.

A copy of the press release reporting the foregoing is attached as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of The Hanover Insurance Group, Inc. dated October 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: October 19, 2015	By:	/s/ J. Kendall Huber
Name: J. Kendall Huber
Title: Executive Vice President, General
Counsel and Asst. Secretary

EXHIBIT INDEX

Exhibit 99.1	Press Release of The Hanover Insurance Group, Inc. dated October 19, 2015.